Exhibit 10.3

GUARANTY

This GUARANTY (this "Guaranty"), dated as of November 30, 2016, is made by Turning Point Brands, Inc., a Delaware corporation ("Guarantor"), in favor and for the benefit of [Name of Seller], a [State] resident ("Beneficiary").

RECITALS

WHEREAS, reference is made to that certain Stock Purchase Agreement (the "Underlying Agreement"), dated as of November 17, 2016, by and among National Tobacco Company, L.P., a Delaware limited partnership ("Obligor"), Beneficiary, [Name and State of Residence], and Smoke Free Technologies Inc. d/b/a Vapor Beast, a California corporation (the “Company”). Any capitalized terms used but not defined herein shall have the meaning assigned to such term in the Underlying Agreement; and

WHEREAS, Obligor is a subsidiary of North Atlantic Trading Company, Inc. (“Trading”), a Delaware corporation, which owns 99% of the ownership interest of Buyer, with the other 1% owned by National Tobacco Finance Corp. which is a wholly-owned subsidiary of Trading, and Trading is a wholly-owned subsidiary of NATC Holding Company, Inc., a Delaware corporation and a wholly-owned subsidiary of the Guarantor.

NOW, THEREFORE, in consideration of the substantial direct and indirect benefits derived by Guarantor from the transactions under the Underlying Agreement, and in order to induce Beneficiary to sells its equity interests in the Company to Obligor in accordance with the terms of the Underlying Agreement, Guarantor, the parent company of the Obligor, hereby agrees as follows:

1.         Guaranty. Subject to the terms of the Underlying Agreement and any applicable Transaction Documents, Guarantor absolutely, unconditionally and irrevocably guarantees to Beneficiary the full and punctual payment to Beneficiary of: (a) the Beneficiary’s Pro Rata Share of the Holdback Amount; (b) the Beneficiary’s Pro Rata Share of the Installment Payment, as evidenced by that certain Installment Note (the “Installment Note”), executed by Obligor for the benefit of Beneficiary; (c) the Beneficiary’s Pro Rata Share of the Deferred Payment, as evidenced by that certain Note (the “Note”), executed by Obligor for the benefit of Beneficiary; (d) any liability of Beneficiary for post-closing obligations of the Company arising under any Sellers’ Guaranties (as described in Section 5.12 of the Underlying Agreement), (e)  all interests and other charges, and (f) costs and expenses of collection or enforcement (collectively, the "Obligations").

2.         Guaranty Absolute and Unconditional. Guarantor agrees that its Obligations under this Guaranty are irrevocable, continuing, absolute and unconditional and shall not be discharged or impaired or otherwise affected by, and Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a)          Any default, failure or delay, willful or otherwise, in the performance of the Obligations.

(b)          Any change, restructuring or termination of the corporate structure, ownership or existence of Guarantor or Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Obligor or its assets or any resulting restructuring, release or discharge of any Obligations.

(c)          Any failure of Beneficiary to disclose to Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of Obligor now or hereafter known to Beneficiary, Guarantor waiving any duty of Beneficiary to disclose such information.

(d)          The failure of Beneficiary to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Underlying Agreement, the Installment Note, the Note, or otherwise.

3.         Certain Waivers; Acknowledgments. Guarantor further acknowledges and agrees as follows:

(a)          Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Obligations, until the complete, irrevocable and indefeasible payment and satisfaction in full of the Obligations.

(b)          Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Guaranty and any requirement that Beneficiary protect, secure, perfect or insure any lien or any property subject thereto.

(c)           Notwithstanding anything contained herein to the contrary, the Obligations of Guarantor shall be limited to the maximum amount so as to not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any applicable state law or otherwise to the extent applicable to this Guaranty and the Obligations of Guarantor hereunder.

(d)          This Guaranty shall be reinstated if at any time payment of any of the Obligations is rescinded or must otherwise be restored or returned by any party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Obligor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Obligor or any substantial part of their property, or otherwise, all as though such payment had not been made.

4.         Representations and Warranties. To induce Beneficiary to enter into the Underlying Agreement, Guarantor represents and warrants that: (a) Guarantor is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization; (b) this Guaranty constitutes Guarantor's valid and legally binding agreement in accordance with its terms; (c) the execution, delivery and performance of this Guaranty have been duly authorized by all necessary action and will not violate any order, judgment or decree to which Guarantor or any of its assets may be subject; and (d) Guarantor is currently solvent and will not be rendered insolvent by providing this Guaranty.

5.         Notices. All notices, requests, consents, demands and other communications hereunder (each, a "Notice") shall be in writing and delivered to the parties at the addresses set forth in the Underlying Agreement or to such other address as may be designated by the receiving party in a Notice given in accordance with this section. All Notices shall be delivered in accordance with Section 10.2 of the Underlying Agreement.

6.         Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; provided, however, that neither Guarantor nor Beneficiary may, without the prior written consent of the other party, assign this Guaranty or any rights, powers or obligations hereunder. Any attempted assignment in violation of this section shall be null and void.

7.         Applicable Law and Jurisdiction; Interpretation.  This Guaranty shall be governed by and interpreted in accordance with the internal laws of the State of Delaware, except to the extent superseded by Federal law.  Invalidity of any provisions of this Guaranty shall not affect any other provision.  GUARANTOR AND BENEFICIARY HEREBY CONSENT TO THE JURISDICTION OF THE STATE OF DELAWARE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION IN DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS GUARANTY, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING.  Nothing herein shall affect Beneficiary’s rights to serve process in any manner permitted by law.

8.         Waiver of Jury Trial. GUARANTOR AND BENEFICIARY HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY.  GUARANTOR AND BENEFICIARY EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

9.         Cumulative Rights. Each right, remedy and power hereby granted to Beneficiary or allowed it by applicable law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Beneficiary at any time or from time to time.

10.       Severability. If any provision of this Guaranty is to any extent determined by final decision of a court of competent jurisdiction to be unenforceable, the remainder of this Guaranty shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

11.       Entire Agreement; Amendments; Headings; Effectiveness. This Guaranty constitutes the sole and entire agreement of Guarantor and Beneficiary with respect to the subject matter hereof and supersedes all previous agreements or understandings, oral or written, with respect to such subject matter. No amendment or waiver of any provision of this Guaranty shall be valid and binding unless it is in writing and signed, in the case of an amendment, by both parties, or in the case of a waiver, by the party against which the waiver is to be effective. Section headings are for convenience of reference only and shall not define, modify, expand or limit any of the terms of this Guaranty. Delivery of this Guaranty by facsimile or in electronic (i.e., pdf or tif) format shall be effective as delivery of a manually executed original of this Guaranty.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

TURNING POINT BRANDS, INC.

By:

Name:

Title: